UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 26, 2009

Orleans Homebuilders, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Street Road, Bensalem, PA		19020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement.

On January 30, 2009, the Company received a waiver letter under the Company’s Second Amended and Restated Revolving Credit Loan Agreement by and among Greenwood Financial, Inc. (“Greenwood Financial”), a wholly-owned subsidiary of the Company, and certain affiliates of Greenwood Financial (collectively, the “Borrowers”), the Company, as guarantor, Wachovia Bank, National Association, as administrative agent (“Wachovia”), and various other lenders party thereto (the “Lenders”), entered into on September 30, 2008 (the “Credit Agreement”).  The waiver letter temporarily waives compliance with the Repayment Covenant and the Liquidity Covenant, as defined below, generally from December 31, 2008 through and including February 6, 2009, unless another event of default occurs.  The waiver letter also provides that during the waiver period, the Borrowers may not request additional loans, letters of credit or tri-party agreements and that the Borrowers will not be obligated to pay default interest with respect to the amount required to be repaid pursuant to the Repayment Covenant, the only amount that would otherwise be subject to the default interest rate.  As of January 26, 2009, approximately $362.5 million of borrowings and approximately $24.4 million of letters of credit and other assurances were outstanding under the Credit Agreement.

As of January 16, 2009, the unpaid principal balance of the outstanding loans under the Credit Agreement exceeded the Company’s borrowing base availability as set forth in the Company’s most recently delivered borrowing base certificate by approximately $14.6 million.  Pursuant to the Credit Agreement, on or before January 23, 2009, the Borrowers were required to make a principal repayment in an amount necessary to reduce the outstanding principal balance of the loans to the borrowing base availability (the “Repayment Covenant”).  The Borrowers did not, and have not made, such repayment in full.  After January 16, 2009 and through January 29, 2009, the Company has made principal repayments totaling approximately $7.2 million.  The failure to make the repayment in full within the proscribed period constituted an event of default under the Credit Agreement, of which the Company provided notice to the Lenders.

In addition, Wachovia has asserted that the Borrowers breached the liquidity covenant in the Credit Agreement (the “Liquidity Covenant”) for the quarter ended December 31, 2008, which would be an additional event of default.  The Borrowers disagree with Wachovia’s assertion that the Borrowers breached the Liquidity Covenant and have notified Wachovia of their disagreement.

The Company has been engaged in discussions with its Lenders regarding an amendment to the Credit Agreement and has agreed in principal with certain Lenders to the terms of such an amendment.  Currently, the Company anticipates completing and executing the formal documentation for that amendment prior to the termination of the waiver period.  While the Company currently anticipates that the formal documentation for the amendment will be completed and executed prior to the termination of the waiver period, there can be no assurance that the Company will be able to do so or be able to do so on terms acceptable to the Company.  If the Company is unable to enter into the anticipated amendment on or before February 6, 2009, absent an extension of the waiver period, the Company anticipates that it and the Borrowers would be in default under the terms of the Credit Agreement.  The occurrence and continuation of an event of default under the Credit Agreement, unless waived, gives the Lenders the right to demand immediate payment in full of all amounts outstanding, to terminate their obligations to make additional loans, foreclose on collateral and exercise other rights and remedies granted under the Credit Agreement and related loan documents and as may be available pursuant to applicable law.

The summary of the terms of the waiver letter set forth above is qualified in its entirety by reference to the waiver letter, a copy of which is attached as Exhibit 10.1.

On January 30, 2009, the Company issued a press release announcing the waiver, a copy of which is furnished herewith as Exhibit 99.1.

ITEM 2.04.    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The text of Section 1.01 above is incorporated herein by reference.

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

Certain information included herein and in other Company statements, reports and SEC filings is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated amendments to the Company’s Credit Agreement and the anticipated execution of formal documentation of an amendment.  Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company statements, reports and SEC filings.  For example, there can be no assurance that the Company will be able to successfully negotiate and enter into an amendment to its Credit Agreement prior to the expiration of the waiver period on acceptable terms or at all.  These risks and uncertainties include the conditions in the credit markets, the reaction of the Company’s lenders to a request for an amendment to the Credit Agreement, local, regional and national economic conditions, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, the availability and cost of labor and materials, our dependence on certain key employees and weather conditions.  Additional information concerning factors the Company believes could cause its actual results to differ materially from expected results is contained in Item 1A of the Company’s Annual Report on Form 10-K/A for the fiscal year ended June 30, 2008 and Quarterly Report filed on Form 10-Q for the fiscal quarter ended September 30, 2008 filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1

Waiver Letter, dated January 28, 2009, by and among Greenwood Financial, Inc. and certain affiliates, Orleans Homebuilders, Inc., Wachovia Bank, National Association and various other lenders party thereto (filed herewith).

99.1	Press release of Orleans Homebuilders, Inc. dated January 30, 2009 (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2009

Orleans Homebuilders, Inc.

By:	Garry P. Herdler
	Name:	Garry P. Herdler
	Title:	Executive Vice President,
Chief Financial Officer and
Principal Financial Officer

EXHIBIT INDEX

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1

Waiver Letter, dated January 28, 2009, by and among Greenwood Financial, Inc. and certain affiliates, Orleans Homebuilders, Inc., Wachovia Bank, National Association and various other lenders party thereto.

99.1	Press release of Orleans Homebuilders, Inc. dated January 30, 2009 (furnished herewith).